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                                                                      EXHIBIT 99


                              WOOLWORTH CORPORATION
                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
Woolworth Corporation:


In our opinion, the financial statements as of and for each of the two years in the period ended January 28, 1995 appearing on pages 18 through 34 of the Woolworth Corporation 1996 Annual Report to Shareholders which has been incorporated by reference in this Form 10-K Annual Report presented fairly, in all material respects, the financial position, results of operations and cash flows of Woolworth Corporation and its consolidated subsidiaries as of and for each of the two years in the period ended January 28, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of Woolworth Corporation and its consolidated subsidiaries for any period subsequent to January 28, 1995.

As discussed in the Legal Proceedings note to the financial statements, the Company is a defendant in class action shareholder lawsuits alleging misleading disclosures and other claims under federal securities and other laws during the class period. The ultimate outcome of the litigation can not be determined at present. No provision for any liability that may result upon adjudication has been made in the financial statements as of January 28, 1995.





/s/Price Waterhouse
New York, New York
March 8, 1995